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ClearSign Combustion Corporation

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The attached press release was issued by ClearSign Combustion Corporation on November 12, 2018 and may be sent to the company’s shareholders.

ClearSign Comments on filing by Anthony DiGiandomenico Seeking Shareholder Support for Calling a Special Meeting for the Removal and Election of Directors

SEATTLE, November 12, 2018 – ClearSign Combustion Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion technologies that improve energy and operational efficiencies while dramatically reducing emissions, commented today on the filing made by Anthony DiGiandomenico with the Securities and Exchange Commission of a preliminary solicitation statement seeking the support of the Company’s shareholders in making a demand that the Company call a special meeting of shareholders to vote for a the removal of the existing entire board of directors and to elect a new slate of directors, among other matters.

“Mr. DiGiandomenico’s request is an attempt to bypass our previously announced succession plans and place unvetted candidates on the board and in the CEO position. We urge you to reject his request for support to call a special meeting,” said Rob Hoffman, ClearSign Chairman of the Board. “The Company has maintained an active dialogue with him, as we will detail in our upcoming filing with the SEC, as well as with other shareholders in an effort not only to understand their concerns, but to resolve shareholder concerns while simultaneously following best corporate governance practices. Despite these good faith efforts, however, he wishes to replace directors without the benefit of a process that ensures that the Company can consider a broad variety of potential candidates and take into consideration the skills and experience of the new CEO.”

“On October 1st, we announced the Company’s leadership succession plans which included my intention to retire from ClearSign, the engagement of a nationally recognized search firm to assist with the Board’s CEO recruitment efforts and my commitment to ensuring a smooth transition” said Steve Pirnat, ClearSign CEO. “Additionally, at that time, director Jeffrey Ott stepped down from the board to focus on his other responsibilities and commitments. Rather than rush to find a replacement, we stated our intention to consider new board members, with an emphasis on diversity of talents and backgrounds. In addition, on November 6th the board voted, in line with best corporate governance practices, to separate the roles of CEO and Chairman and appointed Rob Hoffman to serve as Chairman, effective immediately.”

“As I mentioned on our quarterly call, the Board has actively been vetting and meeting with CEO candidates,” said Rob Hoffman. “Additionally, the Board recognizes the value of refreshing its membership and we are casting a wide net in searching for new members, including working with the National Association of Corporate Directors to find director candidates. Importantly, at a meeting held on October 30th, the Board considered the annual compensation paid to non-executive directors and intends to not only reduce total compensation paid to Board members, but also change from a cash-based to an all-equity based compensation structure, so that the interests of the non-executive directors are more fully aligned with our shareholders. The members of the Board have also decided to accelerate the scheduling of the Company’s annual meeting to the earliest practical date in order to introduce the Company’s shareholders to the new Board members,” said Mr. Hoffman.

“We believe a proxy contest to replace our board members will not yield a slate of directors materially earlier than the Company’s own process, which is currently well underway. But acting in undo haste may yield a result contrary to the best interests of all Clearsign shareholders by seating a board that may not be optimal to lead the Company in the exciting times ahead. Further, a wholesale turnover in leadership at the Board and senior management level at this critical commercial juncture for the Company may create costly, if not fatal setbacks to the progress made thus far. It should be noted that the Company has already added two new board members (of five) during the year “

“We remain committed to a prudent, disciplined, thoughtful, step-by-step evaluation of new candidates, which takes into consideration the current transition in corporate leadership as well as future board leadership needs while maintaining the strong and very promising internal focus on the Company’s pipeline of commercial opportunities that we seek to convert into revenue for the Company and the creation of shareholder value for all CLIR investors. It is this focus, we believe, that will enable us to deliver significant shareholder value in the future rather than a costly and disruptive proxy contest which, at most, may slightly accelerate the board nomination process," concluded Pirnat.

ADDITIONAL INFORMATION

ClearSign Combustion Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders pursuant to which we ask our shareholders to revoke any consents provided to Mr. DiGiandomenico in connection with Mr. DiGiandomenico’s demand to call a special meeting of the Company’s shareholders. The Company intends to file a request revocation statement and GOLD request revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH REQUEST REVOCATION STATEMENT AND ACCOMPANYING GOLD REQUEST REVOCATION CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s common stock and other securities by our directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.clearsign.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K. More detailed and updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s request revocation statement and other materials to be filed with the SEC in connection with Mr. DiGiandomenico’s request solicitation. Shareholders will be able to obtain the request revocation statement, any amendments or supplements to the request revocation statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.clearsign.com.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as

“approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,”

“plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

Additional Investor Contact:

Bob Marese

MacKenzie Partners, Inc.

+1 212-929-5405

bmarese@mackenziepartners.com

Media:

Sylvester Palacios, Jr.

Pierpont Communications for ClearSign

+1 512-448-4950